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                                                                    EXHIBIT 99.1



                     CERTIFICATION PURSUANT TO SS. 906 OF
              THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. ss. 1350)

         The undersigned, as the chief executive officer and chief financial officer of FCB Financial Corp., certifies that the Quarterly Report on Form 10-Q for the period ended June 30, 2002, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of FCB Financial Corp. at the dates and for the periods indicated. The foregoing certification is made pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350) and shall not be relied upon for any other purpose.

         Dated this 13th day of August, 2002.

                                                     /s/ Brian R. Foster
                                                     --------------------------
                                                     Brian R. Foster
                                                     Chief Executive Officer and
                                                     Chief Financial Officer